Exhibit 99.1

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA FINANCIAL STATEMENT INFORMATION

(Unaudited)

On November 9, 2009, VeriSign, Inc., a Delaware corporation (the “Company”) entered into a share purchase agreement (the “Agreement”) to sell all of the issued and outstanding shares of capital stock (the “Shares”) of m-Qube, Inc. (“m-Qube”), a Delaware corporation, a wholly owned subsidiary of the Company and provider of the Company’s Mobile Delivery Gateway (“MDG”) Services, to Mobile Messenger Global, Inc., a Delaware Corporation (the “Purchaser”), for cash consideration of $1,786,449 on the closing date, consisting of $1,000,000 for the purchase of the Shares and $786,449 in connection with severance payments to be made to certain employees. The Company will also receive an amount equal to m-Qube’s working capital as of the closing date, which the parties have preliminarily estimated to be approximately $17.5 million and which will be subject to a final adjustment to reflect the actual working capital as of the closing date. The Company will indemnify the Purchaser for, among other things, certain liabilities associated with the MDG business that have arisen or may arise from the conduct of the MDG business prior to the closing date. The Company generally will be responsible for existing liabilities associated with the MDG business. This transaction closed on November 9, 2009.

The unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of December 31, 2008, set forth below has been presented after giving effect to the disposition of m-Qube as if it had occurred on December 31, 2008. The Company has not presented the unaudited Pro Forma Condensed Consolidated Statement of Operations information as the MDG business as operated by m-Qube was reported as discontinued operations in the Company’s fiscal 2008 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2009.

The Company’s consolidated balances for the year ended December 31, 2008, were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for retroactive adoption of FASB Staff Position (“FSP”) No. Accounting Principles Board (“APB”) 14-1 (“FSP APB 14-1). “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement),” codified into FASB ASC Subtopic 470-20, Debt with Conversion and Other Options and Statement of Financial Accounting Standard (“SFAS”) No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” codified into FASB Accounting Standards Codification (“ASC”) 810, Consolidation, which were adopted effective January 1, 2009.

The unaudited pro forma financial statement information has been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the divestiture occurred as of the periods presented. In addition, the unaudited pro forma financial statement information does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statement information, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

VERISIGN, INC. AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

(Unaudited)

	December 31, 2008
	As Adjusted (1)	MDG Business (2)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$789,068	$1,786	(3)	$790,854
Accounts receivable, net of allowance for doubtful accounts of $1,208 at December 31, 2008	83,749	—		83,749
Prepaid expenses and other current assets	268,178	21,033	(4)	289,211
Assets held for sale	483,840	(69,984	)(5)	413,856

Total current assets	1,624,835	(47,165)		1,577,670

Property and equipment, net	385,498	—		385,498
Goodwill	283,109	—		283,109
Other intangible assets, net	35,312	—		35,312
Other assets	38,118	—		38,118

Total long-term assets	742,037	—		742,037

Total assets	$2,366,872	$(47,165)		$2,319,707

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$263,535	$(709	)(6)	$262,826
Accrued restructuring costs	28,920	—		28,920
Deferred revenues	629,800	—		629,800
Other current liabilities	5,463	—		5,463
Liabilities related to assets held for sale	49,160	(26,230	)(7)	22,930

Total current liabilities	976,878	(26,939)		949,939

Long-term deferred revenues	215,281	—		215,281
Long-term accrued restructuring costs	3,037	—		3,037
Convertible debentures	568,712	—		568,712
Other long-term liabilities	84,543	—		84,543

Total long-term liabilities	871,573	—		871,573

Total liabilities	1,848,451	(26,939)		1,821,512

Commitments and contingencies
Minority interest in subsidiaries	49,208	—		49,208
Stockholders’ equity:
Preferred stock—par value $.001 per share Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—		—
Common stock—par value $.001 per share Authorized shares: 1,000,000,000; Issued and outstanding shares: 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	304	—		304
Additional paid-in capital	21,891,786	—		21,891,786
Accumulated deficit	(21,439,988)	(20,226)		(21,460,214)
Accumulated other comprehensive income	17,111	—		17,111

Total stockholders’ equity	469,213	(20,226)		448,987

Total liabilities and stockholders’ equity	$2,366,872	$(47,165)		$2,319,707

(1)

As adjusted balances were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for retroactive adoption of FASB Staff Position (“FSP”) No. Accounting Principles Board (“APB”) 14-1 (“FSP APB 14-1). “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement),” codified into FASB ASC Subtopic 470-20, Debt with Conversion and Other Options and Statement of Financial Accounting Standard (“SFAS”) No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” codified into FASB Accounting Standards Codification (“ASC”) 810, Consolidation, which were adopted effective January 1, 2009. See following table presented for the effects of the retroactive adjustments to the Company’s Condensed Consolidated Balance Sheet as of December 31, 2008, upon the adoption described above.
(2)	Represents balances pertaining to the MDG business as of December 31, 2008, which would have been acquired by the Purchaser if m-Qube was sold on December 31, 2008.
(3)	Represents cash consideration received from the Purchaser.
(4)	Represents amount receivable from the Purchaser equal to m-Qube’s working capital as of December 31, 2008, which is estimated to be $21.5 million; offset by $0.5 million of the balance for prepaid expenses which would have been acquired by the Purchaser if m-Qube was sold on December 31, 2008.
(5)	Represents balances pertaining to accounts receivable, other current assets, long-lived assets and goodwill that were classified as assets held for sale as of December 31, 2008. These assets were acquired by the Purchaser pursuant to the Agreement.
(6)	Represents balances pertaining to accounts payable and accrued liabilities that were not classified as held for sale as of December 31, 2008. These liabilities were assumed by the Purchaser pursuant to the Agreement. An additional $786,449 of accrued liabilities related to the severance payments to be made to certain employees were to be recorded assuming m-Qube was sold on December 31, 2008.
(7)	Represents balances pertaining to accounts payable, accrued liabilities and deferred revenues that were classified as held for sale as of December 31, 2008. These liabilities were assumed by the Purchaser pursuant to the Agreement.

The following table presents the effects of the retroactive adjustments to the Company’s Condensed Consolidated Balance Sheet as of December 31, 2008, upon the adoption of FSP APB 14-1 codified into FASB ASC Subtopic 470-20 and SFAS 160, codified into ASC 810:

	As Reported (1)	Adjustments		As Adjusted
ASSETS	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$789,068	$—		$789,068
Accounts receivable, net of allowance for doubtful accounts of $1,208 at December 31, 2008	83,749	—		83,749
Prepaid expenses and other current assets	268,178	—		268,178
Assets held for sale	483,840	—		483,840

Total current assets	1,624,835	—		1,624,835

Property and equipment, net	382,241	3,257	(2)	385,498
Goodwill	283,109	—		283,109
Other intangible assets, net	35,312	—		35,312
Other assets	247,735	(209,617	)(3)	38,118

Total long-term assets	948,397	(206,360)		742,037
Total assets	$2,573,232	$(206,360)		$2,366,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$263,535	$—		$263,535
Accrued restructuring costs	28,920	—		28,920
Deferred revenues	629,800	—		629,800
Other current liabilities	5,463	—		5,463
Liabilities related to assets held for sale	49,160	—		49,160

Total current liabilities	976,878	—		976,878

Long-term deferred revenues	215,281	—		215,281
Long-term accrued restructuring costs	3,037	—		3,037
Convertible debentures	1,261,655	(692,943	)(4)	568,712
Other long-term liabilities	16,378	68,165	(5)	84,543

Total long-term liabilities	1,496,351	(624,778)		871,573

Total liabilities	2,473,229	(624,778)		1,848,451

Commitments and contingencies

Stockholders’ equity:
VeriSign stockholders' equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—		—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	304	—		304
Additional paid-in capital	21,472,895	418,891	(6)	21,891,786
Accumulated deficit	(21,439,410)	(578)		(21,439,988)
Accumulated other comprehensive income	17,006	105	(7)	17,111

Total VeriSign stockholders’ equity	50,795	418,418		469,213
Noncontrolling interest in subsidiary	49,208	—		49,208

Total stockholders’ equity	100,003	418,418		518,421

Total liabilities and stockholders’ equity	$2,573,232	$(206,360)		$2,366,872

(1)	As reported in the Company’s 2008 Form 10-K, except Noncontrolling interest in subsidiary which has been retroactively presented as a separate component of Stockholders’ equity.
(2)

Property and equipment, net, as of December 31, 2008, increased by $3.3 million due to the retroactive capitalization of interest costs using the Company’s non-convertible debt borrowing rate of 8.39% as of the date of issuance. Prior to the adoption of FSP

APB 14-1 codified into FASB ASC Subtopic 470-20, the Company was capitalizing its interest costs at the stated interest rate on the Convertible Debentures of 3.25%.
(3)	Other assets as of December 31, 2008, decreased by $209.6 million due to a decrease to long-term deferred tax assets and a retroactive adjustment of debt issuance costs upon the adoption of FSP APB 14-1, codified into ASC Subtopic 470-20. Long-term deferred tax assets as of December 31, 2008, decreased by $195.7 million, and the Company reclassified $14.5 million of debt issuance costs from Other assets to Additional paid-in capital. The reclassification resulted in a cumulative decrease in amortization of debt issuance costs of $0.6 million as of December 31, 2008.
(4)	Convertible debentures, including contingent interest derivative, as of December 31, 2008, decreased by $692.9 million due to the reclassification of the $700.7 million equity component of the convertible debt to Stockholders’ equity offset by $7.8 million accretion of interest.
(5)	Long-term deferred tax liabilities as of December 31, 2008, increased by $68.2 million upon adoption of FSP APB 14-1, codified into ASC Subtopic 470-20.
(6)	Additional paid-in capital as of December 31, 2008 increased by $419.0 million. The Company determined that the equity component of the Convertible Debentures was $700.7 million. This amount was reclassified from Convertible debentures, including contingent interest derivative, to Additional paid-in capital. The Company reclassified the equity component related debt issuance costs of $14.5 million from Other assets to Additional paid-in capital. The Company recorded long-term deferred tax liabilities of $267.2 million with a corresponding impact to Additional paid-in capital.
(7)	Accumulated other comprehensive income as of December 31, 2008 increased by $0.1 million due to a reclassification of unrealized gain on investment from Additional paid-in capital.